UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):                                                                                                December 17, 2008

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-26068	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Newport Center Drive, Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:                           (949) 480-8300

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

(e)           Effective December 17, 2008, Acacia Research Corporation (the “Company”) entered into:

•	an amendment to the Employment Agreement dated March 31, 2008 with Paul R. Ryan (the “Ryan Agreement”), the Company’s Chief Executive Officer and Chairman of the Board of Directors;

•	an amendment to the Employment Agreement dated March 31, 2008 with Robert L. Harris, II (the “Harris Agreement”), the Company’s President;

•	an amendment to the Employment Agreement dated March 31, 2008 with Clayton J. Haynes (the “Haynes Agreement”), the Company’s Chief Financial Officer, Treasurer and Senior Vice President, Finance; and

•	an amendment to the Employment Agreement dated January 28, 2005 with Dooyong Lee (the “Lee Agreement”), the Company’s Executive Vice President.

The amendments to the Ryan Agreement, the Harris Agreement, the Haynes Agreement and the Lee Agreement are referred to herein collectively as the “Amendments.” In addition, the Company amended the Acacia Research Corporation Executive Severance Policy (the “Severance Policy Amendment”).

The Company entered into the Amendments and adopted the Severance Policy Amendment for the purpose of bringing the prior employment agreements between the Company and the above-named officers and the prior executive severance policy into compliance with the applicable provisions of Section 409A of the Internal Revenue Code of 1986, as amended, and the Treasury Regulations issued thereunder. Section 409A governs “nonqualified deferred compensation” arrangements. Section 409A imposes penalties and additional tax on service providers (including employees and directors) if a nonqualified deferred compensation arrangement does not comply with its provisions. The Amendments provide, among other things, that discretionary bonus payments to the above-named officers will be made only at such times and in such manner as is permissible without triggering tax penalties under Section 409A. The Severance Policy Amendment clarifies that any severance payments which are treated as non-qualified deferred compensation must be made upon a “separation of service” with the Company and that, subject to certain exceptions, such payments may be delayed for a period of six months if an employee is deemed to be a “specified employee” at the time of his or her termination of employment.

The foregoing descriptions of the Amendments and the Severance Policy Amendment do not purport to be complete and are qualified in their entirety by reference to the full texts of the Amendments and the Severance Policy Amendment, copies of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2008.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: December 18, 2008	ACACIA RESEARCH CORPORATION

	By:	/s/ Paul R. Ryan
Paul R. Ryan Chairman and Chief Executive Officer